THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF, AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED UNLESS COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT, A TRANSFER MEETING THE REQUIREMENTS OF RULE 144 OR REGULATION S OF THE SECURITIES AND EXCHANGE COMMISSION, OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY SUCH TRANSFER IS EXEMPT FROM SUCH REGISTRATION.

                              IFSA STRONGMAN, INC.

                              CONVERTIBLE LOAN NOTE

$ 500,000.00                                                      March 21, 2006


      1. Principal.

      1.1 IFSA Strongman, Inc., a Delaware corporation (the "Company"), for value received, hereby promises to pay to the order of the Pacemaker Fund, LLC (the "Note-Holder") the amount of Five Hundred Thousand Dollars ($500,000.00), plus accrued interest, on a maturity date six months from the signing of this agreement as set forth in Section 1.2. The Company further agrees to issue upon receipt of the original principal, an option agreement for Fifty Thousand (50,000) shares, that shall be granted and vested that same day for an expiration of five from that same date with a strike price set forth as the ten trading days closing bid price prior to the date of the wire transmittal of funds to the Company by the Note-Holder with an additional twenty percent discount to that average closing bid price. Option Agreement will be attached as Exhibit A. to this Note upon full execution of the Note by all parties.

      1.2 This Convertible Loan Note (the "Note") shall bear interest at the rate of Sixteen Percent (16%) per annum, with accelerated pre-payment rights to the Note-Holder upon any occurrence of pre-payment of the principal and interest. This Note shall be due and payable on Holder's written demand which may be made on September 21, 2006 (the "Termination Date"). This Note can be converted or made payable sooner than the Termination Date by an event that would cause the Company to put onto the Holder a choice of receipt of the principal and interest made payable back to the Note-Holder and the Note will automatically terminate or the Note-Holder can convert the Note into a current private placement offering of the Company's Common Stock at a ten percent discount to the offering price as set forth in Section 3. That event can only occur if the gross proceeds from a current private placement offering of not less than Ten Million Dollars ($10,000,000.00) were to meet and exceed twenty percent of that offering. Commencing on the Termination Date, all principal and interest hereunder shall be payable upon demand.

      1.3 Upon conversion of the principal hereunder into the Common Stock pursuant to Section 3 hereof, this Note shall be surrendered to the Company for cancellation.

      1.4 Payments are to be made at the address of the Holder set forth in
Section 8 below or at such other place in the United States as the Holder shall designate to the Company in writing, in lawful money of the United States of America.

      2. Prepayment. Notwithstanding anything else set forth herein, the Company may pre-pay this Note in whole or in part but must accelerate the stated interest rate as to the length of the Note for all six months of interest payable to the Note-Holder at the time of pre-payment.

      3. Conversion.

      3.1 Conversion of Outstanding Principal and Interest. The entire outstanding principal and interest balance hereunder can be converted into a number of fully paid and non-assessable whole shares of the Common Stock, determined in accordance with Section 3.2, immediately upon the Company being authorized to issue the same. Upon conversion, this Note shall be canceled and no further amounts shall be due hereunder.

      3.2 Shares Issuable. The number of whole shares of Common Stock into which this Note may be converted shall be determined by dividing the aggregate principal amount outstanding hereunder by the price of the new offering with a ten percent discount to that offering price stated in the private placement offering.

      3.3 Delivery of Stock Certificates. Upon the conversion of this Note, into a current private placement offering of the Company, the Note-Holder shall return of the original Note to the Company, the Company, at its expense, will issue and deliver to the Holder of this Note a certificate or certificates (bearing such legends as are required by applicable state and federal securities laws in the opinion of counsel to the Company) for the number of full shares of Common Stock issuable upon such conversion and the person or persons entitled to receive the shares of the Common Stock issuable upon such conversion shall be treated for all purposes as the record holders of such shares on such date.

      3.4 No Fractional Shares. No fractional shares shall be issued upon conversion of this Note.

      3.5 No Rights as Shareholder. This Note does not entitle the Holder hereof to any voting rights or other rights as a shareholder of the Company prior to the conversion hereof.

      4. Assignment. Subject to the restrictions on transfer described in
Section 6 hereof, the rights and obligations of the Company and the Holder of this Note shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties. Effective upon any such assignment, the person or entity to whom such rights, interests and obligations were assigned shall have and exercise all of the Holder's rights, interests and obligations hereunder as if such person or entity were the original Holder of this Note.

      5. Waiver and Amendment. Any provision of this Note may be amended, waived or modified (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely), upon the written consent of the Company and of the Holder.

      6. Transfer of This Note or Securities Issuable on Conversion Hereof. This Note may not be transferred or otherwise disposed of without the prior written consent of the Company, which shall not be unreasonably withheld.

      7. Notices. Any notice, request, other communication or payment required or permitted hereunder shall be in writing and shall be deemed to have been given upon delivery if personally delivered, or five (5) business days after deposit if deposited in the United States mail for mailing by certified mail, postage prepaid, and addressed as follows:

         If to Investor:  at the address indicated on the signature page hereto.

         If to Company:                   IFSA Strongman, INc.
                                          28-32 Wellington Road
                                          London NW8 9SP
                                          United Kingdom
                                          Jussi Laurimaa, CEO

         If to the Advisor:               Sarli Financial, LLC
                                          420 Lexington Avenue, Suite 1430 New
                                          York, NY 10170 Robert J. Bradley, CCO
                                          (To forward to the Company only.)


The addressee may change its address for purposes of this Section 8 by giving to the other addressee notice of such new address in conformance with this Section 8.

      8. Loss, Theft or Destruction of Note. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft or destruction of this Note and of indemnity or security reasonably satisfactory to it, the Company will make and deliver a new Note which shall carry the same rights carried by this Note, stating that such Note is issued in replacement of this Note, making reference to the original date of issuance of this Note (and any successors hereto) and dated as of such cancellation, in lieu of this Note.

      9. Accredited Investor. The Holder represents and warrants that he/she/it is an "accredited investor" within the meaning of the Securities and Exchange Rule 501 of Regulation D, as presently in effect.

      10. Governing Law. This Note is being delivered in and for all purposes shall be construed in accordance with, and governed by, the laws of the State of New York, without regard to the conflicts of laws provisions thereof.

      11. Waiver by the Company. The Company hereby waives demand, notice, presentment, protest and notice of dishonor.

      12. Delays. No delay by the Holder in exercising any power or right hereunder shall operate as a waiver of any power or right.

      13. Severability. If one or more provisions of this Note are held to be unenforceable under applicable law, such provision shall be excluded from this Note and the balance of the Note shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

      14. No Impairment. The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Note and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Note against impairment.

      15. Default Provision: The Company shall be forced to remedy the default of the Note post the Termination date by offering shares equivalent in value to the Option agreement first offered to the Note-Holder upon the signing of this Note. The shares must be consider fully-paid for and must be issuable in Common Stock salable for the Note-Holder to reclaim their principal and interest.




              -The balance of this page left intentionally blank.-

      IN WITNESS WHEREOF, IFSA Strongman, Inc. has caused this Note to be executed in its corporate name and this Note to be dated, issued and delivered, all on the date first above written.



                              IFSA STRONGMAN, INC.
                              a Delaware corporation



                              By
                                -----------------------------------------------

                              Print Name: Jussi Laurimaa

                              Title: Chief Executive Officer



Accepted and Agreed to:       PACEMAKER FUND, LLC



                              -------------------------------------------------

                              Print Name: Dr. Vincent Miscia



                              By
                                 ----------------------------------------------
                                              (Signature)


                                 ----------------------------------------------
                                         Title (if applicable)

                              Address: 1107 Fifth Avenue, Suite 4SE
                                       New York, NY 10128